Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 12, 2012 except for the last paragraph of Note 2, as to which the date is January 15, 2013, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-184299) and related Prospectus of KaloBios Pharmaceuticals, Inc. for the registration of 3,850,000 shares of its common stock.

/s/ Ernst & Young LLP

Redwood City, California

January 15, 2013